Exhibit 99.1

FOR IMMEDIATE RELEASE

Zosano Pharma Announces Appointment of Konstantinos Alataris, Ph.D. as President

and Chief Executive Officer

FREMONT, CA, January 7, 2016 – Zosano Pharma Corporation (NASDAQ: ZSAN), a clinical-stage pharmaceutical company, today announced the appointment of Konstantinos Alataris, Ph.D. as President and Chief Executive Officer, effective immediately. Dr. Alataris currently serves as the company’s President and Chief Operating Officer. He replaces Vikram Lamba, who will pursue other opportunities. Mr. Lamba will also be stepping down as a member of the Board of Directors.

Prior to joining the company in September 2015, Dr. Alataris was the Founder and held the roles of President, Chief Executive Officer and Chief Commercial Officer with Nevro Corp (NYSE: NVRO), a company that developed an innovative, evidence-based neuromodulation platform for the treatment of chronic pain. Under Dr. Alataris’ leadership, Nevro advanced from product concept to clinical testing to successful market launch and international commercialization. Dr. Alataris has also served as Vice President at Bay City Capital, a healthcare focused venture capital firm based in San Francisco, and as Executive Chairman of the Board of Directors at IRRAS AB, a CNS medical device and drug delivery company. He holds Master’s degrees in Science and Business and a Ph.D. in Bioengineering with emphasis in Neuroscience from the University of Southern California.

“I am very excited to have the opportunity to broaden my leadership responsibilities at Zosano as the company continues to advance its technology platform and later-stage clinical development programs towards commercialization,” commented Dr. Alataris.

“On behalf of the entire board I want to express our appreciation to Vikram for the key role he has played at Zosano in building a rich pipeline of clinical-stage products and a respected management team, including his recruitment of Konstantinos. We are very pleased to have Konstantinos’ leadership going forward as Zosano continues to evolve from an R&D-oriented company to a commercially focused organization,” stated Bruce Steel, Chairman of the Board of Directors.

About Zosano Pharma

Zosano Pharma Corporation is a clinical-stage specialty pharmaceutical company that has developed a proprietary transdermal microneedle patch system to deliver drug formulations through the skin for the treatment of a variety of indications. Zosano Pharma’s microneedle patch system offers rapid onset, consistent drug delivery, improved ease of use and room-temperature stability, benefits that the company believes often are unavailable using oral formulations or injections. Zosano Pharma’s microneedle patch system has the potential to deliver numerous medications for a wide variety of indications in commercially attractive markets. It has been tested in more than 400 patients with over 30,000 patches successfully applied to humans in Phase 1 and Phase 2 clinical studies. Learn more at www.zosanopharma.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding expected clinical activities and other future events. Readers are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “might,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” “unaudited,” “approximately” or the negative of those words or other comparable words to be uncertain and forward-looking. These statements are subject to risks and uncertainties that are difficult to predict and actual outcomes may differ materially. These include risks and uncertainties, without limitation, associated with the process of discovering, developing and commercializing products that are safe and effective for use as human therapeutics, risks inherent in the effort to build a business around such products and other risks and uncertainties described under the heading “Risk Factors” in Zosano Pharma Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with Securities and Exchange Commission on March 26, 2015. Although the company believes that the expectations reflected in these forward-looking statements are reasonable, it cannot in any way guarantee that the future results, level of activity, performance or events and circumstances reflected in forward-looking statements will be achieved or occur. All forward-looking statements are based on information currently available to Zosano Pharma and Zosano Pharma assumes no obligation to update any such forward-looking statements.

Zosano Contact:

Konstantinos Alataris

Chief Executive Officer

510-745-1200

Investor Contact:

Patricia L. Bank

Westwicke Partners

415-513-1284

patti.bank@westwicke.com

Media Contact:

Jamie Lacey-Moreira

PressComm PR, LLC

410-299-3310

jamielacey@presscommpr.com